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                                                                     EXHIBIT 5.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Kinross Gold Corporation on Form F-10 of our report dated March 12, 2002 (except as to Note 19 which is as of November 19, 2002 and Note 16(b) which is as of December 9, 2002) on the consolidated financial statements of TVX Gold Inc. as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001 appearing in the proxy circular of Kinross Gold Corporation dated December 20, 2002. We also consent to the reference to us under the heading "Experts" in this Form F-10.


/s/ PRICEWATERHOUSECOOPERS LLP


CHARTERED ACCOUNTANTS
Toronto, Canada
January 22, 2003